UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2023

Kinetik Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38048	81-4675947
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2700 Post Oak Blvd., Suite 300 Houston, Texas	77056
(Address of Principal Executive Offices)	(Zip Code)

(713) 621-7330

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	KNTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Private Offering

On December 19, 2023, Kinetik Holdings LP (“Kinetik LP”), a Delaware limited liability company and subsidiary of Kinetik Holdings Inc., a Delaware corporation (the “Company”), issued $300 million aggregate principal amount of its 6.625% Sustainability-Linked Senior Notes due 2028 (the “New Notes”), which are fully and unconditionally guaranteed by the Company. The New Notes were priced at 100.500% of par and issued as additional notes pursuant to the Indenture (as defined below), pursuant to which Kinetik LP has previously issued $500 million aggregate principal amount of its 6.625% Sustainability-Linked Senior Notes due 2028 (the “Existing Notes” and, together with the New Notes, the “Notes”). The New Notes and the Existing Notes will be treated as a single series of securities under the Indenture and will vote together as a single class, and the New Notes will have substantially identical terms, other than the issue date and issue price, as the Existing Notes. Additional information regarding the Notes and the Indenture, pursuant to which such Notes were issued, is set forth below. The Notes were offered pursuant to Rule 144A and Regulation S of the Securities Act of 1933, as amended, and may not be sold in the United States absent registration or an applicable exemption from the registration requirements. Kinetik LP intends to use the net proceeds from the issuance of the New Notes to repay a portion of the outstanding borrowings under its term loan credit facility.

Indenture

The terms of the Notes are governed by the Indenture, dated as of December 6, 2023 (the “Indenture”), by and among Kinetik LP as the issuer, the Company as guarantor, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”). The Notes will mature on December 15, 2028. Interest will accrue from December 6, 2023 and will be payable semi-annually on June 15 and December 15 of each year, commencing June 15, 2024.

The Notes are unsecured and rank equally in right of payment with all existing and future unsubordinated indebtedness of Kinetik LP. The guarantee of the Notes by the Company is unsecured and ranks equally with all other existing and future unsubordinated indebtedness of the Company. The Notes and the guarantee effectively rank junior to any future secured indebtedness of Kinetik LP or the Company to the extent of the value of the assets securing such indebtedness. The Notes and the guarantee are structurally subordinated to any indebtedness or other liabilities of Kinetik LP’s subsidiaries, which are not guarantors of the Notes.

On or after December 15, 2025, Kinetik LP may, at its option, redeem some or all of the Notes at the redemption prices specified in the Indenture. Prior to such time, Kinetik LP may, on any one or more occasions, at its option, redeem some or all of the Notes at a redemption price equal to the Make-Whole Redemption Price (as defined in the Indenture), plus accrued and unpaid interest, if any, thereon to, but excluding, the redemption date.

On or after June 15, 2027, the interest rate accruing on the Notes will be increased by an additional 0.2500% per annum unless Kinetik LP satisfies the three Sustainability Performance Targets (as defined in the Indenture), and such satisfaction is confirmed by a qualified third-party auditor or independent public accountant appointed by Kinetik LP to review its performance in relation to the Sustainability Performance Targets (the “External Verifier”). If Kinetik LP satisfies, and the External Verifier confirms Kinetik LP’s satisfaction of, one or two of the three Sustainability Performance Targets, the interest rate accruing on the Notes will be increased by an additional 0.0833% per annum for each Sustainability Performance Target for which the conditions have not been satisfied.

Upon the occurrence of certain changes in control, Kinetik LP must offer to repurchase the Notes. The Indenture contains customary events of default (each an “Event of Default”). If an Event of Default occurs and is continuing, the Trustee or the holders of not less than 50% in aggregate principal amount of the outstanding Notes may declare the unpaid principal of and accrued but unpaid interest on, all the Notes then outstanding to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy or insolvency of Kinetik LP occurs, the principal of and accrued but unpaid interest on, all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Notes. Under certain circumstances, the holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.

The above description of the Indenture, the Notes and the guarantee is not complete and is qualified in its entirety by reference to the full text of the Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 in this Current Report on Form 8-K regarding the Notes, the Indenture and the related guarantee is incorporated by reference into this Item 2.03. The descriptions set forth in Item 1.01 and this Item 2.03 are qualified in their entirety by the full text of the Indenture, which is filed as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

4.1	Indenture, dated December 6, 2023, by and among Kinetik Holdings Inc., Kinetik Holdings LP and U.S. Bank Trust Company, National Association, as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 6, 2023).

4.2	Form of 6.625% Sustainability-Linked Senior Notes (included in Exhibit 4.1).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 21, 2023

KINETIK HOLDINGS INC.

By:	/s/ Todd Carpenter
Name:	Todd Carpenter
Title:	General Counsel, Assistant Secretary and Chief Compliance Officer

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